Exhibit 23.4

Jerry DeWolfe, P.Geo.

WSP Canada Inc.

CONSENT OF QUALIFIED PERSON

To: The Mosaic Company (the “Company”)

Re: Registration Statement on Form S-3 of the Company

I, Jerry DeWolfe, state that I am responsible for preparing or supervising the preparation of a part of the report titled “SEC S-K 1300 Technical Report Summary Mosaic Fertilizantes: Complexo Mineracao de Tapira” effective December 31, 2023 (the “Expert Report”) originally prepared for The Mosaic Company.

I understand that the Company wishes to make reference to my name and the Expert Report in the Registration Statement on Form S-3 and/or exhibits thereto or the documents incorporated by reference therein (collectively, the “Form S-3”). I further understand that the Company wishes to use extracts and/or information from the Expert Report in the Form S-3. (I have been provided with a copy of the Form S-3 and have reviewed the proposed disclosure identified above.)

Accordingly, in respect of the Form S-3, I hereby consent to:

•

the use of, and references to, my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission) in connection with the portions of the Expert Report for which I am responsible;

•	the use of, and references to, the portions of the Expert Report for which I am responsible in the Form S-3; and

•

the use, in the Form S-3, of any quotation from, or summarization of, or extracts and information from the portions of the Expert Report that were prepared by me, that I supervised the preparation of and/or that I reviewed and approved.

Dated: November 1, 2025

/s/ Jerry DeWolfe
Jerry DeWolfe, P.Geo.

Terry L. Kremmel, P.E.

WSP USA Inc.

CONSENT OF QUALIFIED PERSON

To: The Mosaic Company (the “Company”)

Re: Registration Statement on Form S-3 of the Company

I, Terry Kremmel, state that I am responsible for preparing or supervising the preparation of a part of the report titled “SEC S-K 1300 Technical Report Summary Mosaic Fertilizantes: Complexo Mineração de Tapira” effective December 31, 2023 (the “Expert Report”) originally prepared for The Mosaic Company.

I understand that the Company wishes to make reference to my name and the Expert Report in the Registration Statement on Form S-3 and/or exhibits thereto or the documents incorporated by reference therein (collectively, the “Form S-3”). I further understand that the Company wishes to use extracts and/or information from the Expert Report in the Form S-3. (I have been provided with a copy of the Form S-3 and have reviewed the proposed disclosure identified above.)

Accordingly, in respect of the Form S-3, I hereby consent to:

•

the use of, and references to, my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission) in connection with the portions of the Expert Report for which I am responsible;

•	the use of, and references to, the portions of the Expert Report for which I am responsible in the Form S-3; and

•

the use, in the Form S-3, of any quotation from, or summarization of, or extracts and information from the portions of the Expert Report that were prepared by me, that I supervised the preparation of and/or that I reviewed and approved.

Dated: November 1, 2025

/s/ Terry L. Kremmel
Terry L. Kremmel P.E. MO and NC
SME Registered Member 1791760